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                                 Exhibit 10.29


                               December 29, 1997


Via Registered Mail
Silicon Valley Bank
1731 Embarcadero Road, Suite 220
Palo Alto, CA  94303
Attention:  Mr. Michael K. Devery


Dear Mr. Devery

     Following up on our recent conversations, this letter is to confirm that Red Brick Systems, Inc. ("Red Brick") desires to terminate that certain Amended and Restated Business Loan Agreement between Red Brick and Silicon Valley Bank
("SVB") dated as of April 30, 1997 ("Loan Agreement").   As of the date of this
letter all Indebtedness (as defined in the Loan Agreement) of Red Brick to SVB under the Loan Agreement has been performed in full.

     Please indicate SVB's consent to terminate the Loan Agreement effective as of the date of this letter by signing both copies of this letter in the space below and returning one fully executed original to my attention.

     We have appreciated SVB's support of Red Brick. If you have any questions, please contact me directly at 408-399-7924.

                              Very truly yours,

                              Red Brick Systems, Inc.

                              By: /s/ Margaret Brauns
                                  ------------------------------------------
                                  Margaret Brauns
                                  Vice President and Chief Financial Officer

Agreed to and Accepted as of December 29, 1997

Silicon Valley Bank

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